EXHIBIT 10.2

UNCONDITIONAL PARENT GUARANTY
This continuing Unconditional Parent Guaranty (“Guaranty”) is entered into as of July 31, 2014, by RGC RESOURCES, INC., a Virginia corporation (“Guarantor”), in favor of each of the Holders (as defined below).
RECITALS
A.    Roanoke Gas Company, a Virginia corporation (the “Company”), and the purchasers described on Schedule A thereto (the “Purchasers”, and together with their successors and assigns, the “Holders”) have entered into that certain Note Purchase Agreement (as amended, restated, modified or replaced from time to time, the “Note Agreement”) as of even date herewith to provide for the sale and issuance of the Company’s 4.26% Senior Guaranteed Notes, due September 18, 2034 (as amended, restated, modified or replaced from time to time, the “Notes”). All capitalized terms used in this Guaranty which are defined in the Note Agreement and not otherwise defined herein have the same meanings herein as set forth in the Note Agreement, unless the context clearly requires otherwise.
B.    Guarantor is the parent corporation of the Company and will obtain substantial direct and indirect benefit from the purchase of the Notes by the Purchasers.
NOW, THEREFORE, to induce the Purchasers to enter into the Note Agreement and purchase the Notes, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantor hereby represents, warrants, covenants and agrees as follows:

Section 1.    Guaranty.
Section 1.1.    Unconditional Guaranty of Payment and Performance. The Guarantor hereby guarantees to each Holder (a) the prompt payment in full, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of and Make-Whole Amount, if any, and interest on the Notes (including, without limitation, interest on any overdue principal, Make-Whole Amount, if any, and, to the extent permitted by applicable law, on any overdue interest) and all other amounts from time to time owing by the Company under the Note Agreement and under the Notes, and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Note Agreement, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Guaranteed Obligations”). The Guarantor hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, the Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever,

CHI 64777768v11

and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder’s rights under this Agreement, including, without limitation, reasonable counsel fees.
Section 1.2.    Separate Obligations. The Guarantor’s obligations hereunder are independent of Company’s obligations and separate actions may be brought against the Guarantor (whether action is brought against Company or whether Company is joined in the action).
Section 2.    Representations and Warranties.
The Guarantor hereby represents and warrants that:

Section 2.1.    Organization; Power and Authority. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.
Section 2.2.    Authorization, Etc. This Guaranty has been duly authorized by all necessary corporate action on the part of the Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 2.3.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule A to this Guaranty contains (except as noted therein) complete and correct lists of (i) the Guarantor’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary, (ii) the Guarantor’s Affiliates, other than Subsidiaries, and (iii) the Guarantor’s directors and senior officers.
(a)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule A as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien that is prohibited by the Note Agreement.
(b)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of

CHI 64777768v11

organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(c)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule A and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 2.4.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Guarantor of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Guarantor or any of its Subsidiaries is bound or by which the Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any of its Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor any of its Subsidiaries.
Section 2.5.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty.
Section 2.6.    Other Representations. Except as otherwise provided in Schedule 2.6 to this Guaranty, Guarantor makes all other representations and warranties set forth in Section 5 of the Note Agreement as to itself and its Subsidiaries; provided, that, for purposes of this Guaranty, references in Section 5 of the Note Agreement to the Company and/or its Subsidiaries shall be deemed a reference to the Guarantor and/or its Subsidiaries, and any references to a schedule in Section 5 of the Note Agreement shall be deemed to be a reference to Schedule 2.6 in this Guaranty.
Section 3.    General Waivers.

The Guarantor hereby expressly waives notice of acceptance of and reliance upon this Guaranty, diligence, presentment, demand of payment or performance, protest and all other notices whatsoever, any requirement that the Holders exhaust any right, power or remedy or proceed against the Company or against any other person under any other guarantee of, or security for, or any other agreement,

CHI 64777768v11

regarding any of the Guaranteed Obligations. The Guarantor further agrees that the occurrence of any event or other circumstance that might otherwise vary the risk of the Company or the Guarantor or constitute a defense (legal or equitable) available to, or a discharge of, or a counterclaim or right of set‑off by, the Company or the Guarantor (other than the full and indefeasible due payment and performance of the Guaranteed Obligations), shall not affect the liability of the Guarantor hereunder. Further, and without limiting the foregoing, the Guarantor further waives:
(a)    Any right to require the Holders to (i) proceed against Company or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Any Holder may exercise or not exercise any right or remedy it has against Company or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.
(b)    Any defenses from disability or other defense of Company or from the cessation of Company’s liabilities.
(c)    Any setoff, defense or counterclaim against any Holder.
(d)    Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Company. Until Company’s obligations to the Holders have been paid, Guarantor has no right of subrogation or reimbursement or other rights against Company.
(e)    Any right to enforce any remedy that any Holder has against Company.
(f)    Any rights to participate in any security held by the Holders.
(g)    Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Company to the Holders. Guarantor is responsible for being and keeping itself informed of Company’s financial condition.
(h)    The benefit of any act or omission by the Holders which directly or indirectly results in or aids the discharge of Company from any of the Obligations by operation of law or otherwise.
Section 4.    Obligations Unconditional.
The obligations of the Guarantor under this Guaranty constitute a present and continuing guaranty of payment and not collectability and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under the Note Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable, under any and all circumstances. Without limiting the

CHI 64777768v11

generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:
(a)    any amendment or modification of any provision of the Note Agreement or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes;
(b)    any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or the Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;
(c)    any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company or any other Person or the properties or creditors of any of them;
(d)    the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Note Agreement, the Notes or any other agreement;
(e)    any transfer of any assets to or from the Company, including without limitation any transfer or purported transfer to the Company from any person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any person, any change in the ownership of any shares of capital stock of the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Company;
(f)    any default, failure or delay, willful or otherwise, on the part of the Company or any other person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of the Note Agreement, the Notes or any other agreement;
(g)    any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note Agreement, the Notes or any other agreement;
(h)    any lack or limitation of status or of power, incapacity or disability of the Company or any trustee or agent thereof; or
(i)    any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing.
Section 5.    Reinstatement.

CHI 64777768v11

Notwithstanding any provision of the Note Agreement to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of the Holders shall continue if and to the extent that for any reason any payment by or on behalf of Guarantor or Company is rescinded or must be otherwise restored by the Holders, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by the Required Holders in their sole discretion; provided, however, that if the Required Holders choose to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless the holders of the Notes from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation. To the extent any payment is rescinded or restored, Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment.

Section 6.    No Waiver; Amendments.
No failure on the part of any holder of any Note to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may not be amended or modified except by written agreement between Guarantor and the Required Holders, except that any amendment or modification to Section 1 shall require the consent of each Holder.

Section 7.    Compromise and Settlement.
No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Company from the performance of any of the Obligations shall release or discharge Guarantor from this Guaranty or the performance of the obligations hereunder.

Section 8.    Notice.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Holder or its nominee, to such Holder or nominee at the address specified for such communications in Schedule A to the Note Agreement, or at such other address as such Holder or nominee shall have specified to the Guarantor in writing, or

CHI 64777768v11

(ii)    if to the Guarantor, to the Guarantor at the address set below, or at such other address as the Guarantor shall have specified to the Holders in writing:
519 Kimball Avenue
Roanoke, Virginia 24016

Notices under this Section 8 will be deemed given only when actually received.
Section 9.    Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Guaranty, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guaranty shall be deemed representations and warranties of the Guarantor under this Guaranty. Subject to the preceding sentence, this Guaranty embodies the entire agreement and understanding between each Purchaser and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.
Section 10.    Severability.
Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.    Subordination of Indebtedness.
Any indebtedness or other obligation of Company now or hereafter held by or owing to Guarantor is hereby subordinated in time and right of payment to all obligations of Company to the Holders, except as such indebtedness or other obligation is expressly permitted to be paid under the Note Agreement; and such indebtedness of Company to Guarantor is assigned to the Holders as security for this Guaranty, and if such Holders so request shall be collected, enforced and received by Guarantor in trust for the Holders and to be paid over to such holders on account of the Guaranteed Obligations of Company to such Holders, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes now or hereafter evidencing such indebtedness of Company to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to the Holders. Nothing in this Section 11 shall prohibit the Company from making, or Guarantor from accepting, any scheduled payment of principal or interest on any subordinated indebtedness at a time when no Default or Event of Default has occurred and is continuing.

CHI 64777768v11

Section 12.    Payment of Expenses.
Guarantor shall pay, promptly on demand, all Expenses incurred by any Holder in defending and/or enforcing this Guaranty. For purposes hereof, “Expenses” shall mean costs and expenses (including reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) for defending and/or enforcing this Guaranty (including those incurred in connection with appeals or proceedings by or against Guarantor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with Guarantor’s creditors, or proceedings seeking reorganization, arrangement, or other relief).

Section 13.    Assignment.
This Guaranty shall be binding upon and inure to the benefit of Guarantor and the Holders and their respective successors and assigns, except that Guarantor shall not have the right to assign Guarantor’s rights hereunder or any interest herein without the prior written consent of the Holders, and such direction may be granted or withheld in Holders’ sole discretion. Any such purported assignment by Guarantor without the Holders’ written consent shall be void.

Section 14.    Governing Law; Jurisdiction and Process; Waiver of Jury Trial.
(a)    This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Virginia excluding choice‑of‑law principles of the law of such Commonwealth that would permit the application of the laws of a jurisdiction other than such Commonwealth.
(b)    The Guarantor irrevocably submits to the non-exclusive jurisdiction of any Virginia State or federal court sitting in the city of Roanoke, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(c)    The Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 14(b) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 8 or at such other address of which such Holder shall then have been notified pursuant to said Section. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective

CHI 64777768v11

service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(d)    Nothing in this Section 14 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.
Section 15.    Electronic Delivery.
Delivery of an executed signature page of this Guaranty by telecopy or other electronic means shall be effective as delivery of a manually executed signature page of this Guaranty.
[Signature on Following Page]

CHI 64777768v11

GUARANTOR:

RGC RESOURCES, INC.

By: /s/ John S. D'Orazio
Name: John S. D'Orazio
Title: President

By: /s/ Paul W. Nester
Name: Paul W. Nester
Title: Chief Financial Officer

[Signature Page to Unconditional Parent Guaranty]

SUBSIDIARIES OF THE GUARANTOR AND OWNERSHIP OF SUBSIDIARY STOCK

Guarantor has the following Subsidiaries:

Roanoke Gas Company
RGC Ventures of Virginia, Inc.
Diversified Energy Company

Each of such Subsidiaries is a Virginia corporation, and Guarantor owns 100% of the outstanding capital stock of each such Subsidiary. Guarantor has no Affiliates other than such Subsidiaries.

Guarantor's directors are the following:

John B. Williamson, III
John S. D'Orazio
Raymond D. Smoot, Jr.
Maryellen F. Goodlatte
S. Frank Smith
J. Allen Layman
Nancy Howell Agee
George W. Logan
Abney S. Boxley, III

Guarantor's senior officers are the following:

John B. Williamson, III	Chairman
John S. D'Orazio	President and CEO
Dale P. Lee	Vice President and Secretary
Howard T. Lyon	Assistant Secretary and Assistant Treasurer
Paul W. Nester	Vice President, Treasurer and CFO
Robert L. Wells, II	Vice President, Information Technology

SCHEDULE A
(to Unconditional Parent Guaranty)
CHI 64777768v11

OTHER REPRESENTATIONS

1.Regarding Sections 5.2, 5.6, 5.7 and 5.12 of the Note Agreement:
For purposes of the representations made by Guarantor, any reference to the Agreement or the Notes in Sections 5.2, 5.6, 5.7 and 5.12 of the Note Agreement shall be deemed to be a reference to this Unconditional Parent Guaranty (the "Parent Guaranty").
2.    Regarding Section 5.4 of the Note Agreement:
Guarantor has the following Subsidiaries:

Roanoke Gas Company
RGC Ventures of Virginia, Inc.
Diversified Energy Company

Each of such Subsidiaries is a Virginia corporation, and Guarantor owns 100% of the outstanding capital stock of each such Subsidiary. Guarantor has no Affiliates other than such Subsidiaries.

Guarantor's directors are the following:

John B. Williamson, III
John S. D'Orazio
Raymond D. Smoot, Jr.
Maryellen F. Goodlatte
S. Frank Smith
J. Allen Layman
Nancy Howell Agee
George W. Logan
Abney S. Boxley, III

Guarantor's senior officers are the following:

John B. Williamson, III	Chairman
John S. D'Orazio	President and CEO
Dale P. Lee	Vice President and Secretary
Howard T. Lyon	Assistant Secretary and Assistant Treasurer
Paul W. Nester	Vice President, Treasurer and CFO
Robert L. Wells, II	Vice President, Information Technology

SCHEDULE 2.6
(to Unconditional Parent Guaranty)
CHI 64777768v11

3.    Regarding Section 5.5 of the Note Agreement:
Guarantor, together with the Company, has delivered the financial statements of Guarantor and its Subsidiaries that are listed in Schedule 5.5 to the Note Agreement.
4.    Regarding Section 5.15 of the Note Agreement:
The outstanding Indebtedness of Guarantor and its Subsidiaries (which, other than Indebtedness of the Company, consists entirely of Guaranties entered into by Guarantor) is listed on Schedule 5.15 to the Note Agreement.
Guarantor has given Wells Fargo Bank, National Association ("Wells") a Lien on all monies, securities and other property of Guarantor in the possession of or on deposit with Wells, to secure Guarantor's obligations under a Guaranty.
A Guaranty executed by Guarantor in favor of Wells restricts Guarantor's ability to incur Indebtedness unless a prescribed ratio is not exceeded. Such ratio would not be exceeded by reason of the execution and delivery of the Parent Guaranty, and the aforesaid Guaranty would not prohibit Guarantor from guaranteeing the payment of the Notes.
5.    Regarding Section 5.17 of the Note Agreement:
Guarantor does not represent that it is not subject to regulation under the Public Utility Holding Company Act of 2005, as amended.

CHI 64777768v11